Exhibit 99.1

         DATE:           June 16, 2006
         CONTACT:        Mark D. Bradford, President and Chief Executive Officer
                         (812) 331-3455, Bradford@monroebank.com
         MEDIA CONTACT:  Ashley Mattick, Vice President, Marketing Director
                         (812) 353-7705, matticka@monroebank.com
         PHONE:          (800) 319-2664; Fax: (812) 331-3445
         WWW:            http://www.monroebank.com

FOR IMMEDIATE RELEASE

                    MONROE BANCORP AUTHORIZES SHARE PURCHASE

BLOOMINGTON, IN - June 16, 2006. The Board of Directors of Monroe Bancorp (NASDAQ: MROE) announced today that it has authorized management to repurchase up to $10,000,000 of the Company's common stock. The stock repurchases may, at the discretion of the Company's management, be made from time to time on the open market or in privately negotiated transactions. The shares will be repurchased to enhance shareholder value. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time.

ABOUT MONROE BANCORP

Monroe Bank was established in 1892 in Bloomington, Indiana and is the wholly owned subsidiary of Monroe Bancorp, an Indiana bank holding company headquartered in Bloomington. Monroe Bank offers a full range of financial, trust and investment services to its more than 22,000 retail and commercial customers through offices in Monroe, Jackson, Lawrence, Hendricks and Hamilton counties. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.

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